Exhibit 16.1

Phone  +41 44 444 35 55

BDO Visura International AG

Fax

+41 44 444 35 35

Fabrikstrasse 50

www.bdo.ch

8031 Zurich

Letter Regarding Change in Accountants for Form 8-K

July 17, 2015

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have  been furnished with a copy of the response to Item 4.01 of Form 8-K  for the event  that occurred

on  July 16,  2015,  to  be  filed  by our  former  client,  SunVesta,  Inc.   We  agree  with  the  statements  made  in

response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Visura International AG

/s/ Christoph Tschumi

/s/ Peter Wu

Christoph Tschumi

ppa. Peter Wu

Partner